UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+4544986000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2020 the Board of Directors (the “Board”) of LiqTech International, Inc., a Nevada corporation (the “Company”), appointed Mr. Richard Meeusen as a director of the Company, effective immediately.

Mr. Meeusen will receive compensation as follows: (i) $30,000 in cash per annum for service as director and (ii) an initial grant of 25,000 shares of common stock grant that vest over a three-year period, followed by an annual grant of $35,000 in shares of common stock per annum after full vesting of the initial 25,000 share grant. There are no actual or proposed transactions between Mr. Meeusen or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K in connection with his appointment as a director.

Mr. Meeusen does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

Item 8.01	Other Events.

On August 27, 2020, the Company issued a press release announcing the changes to management described in Item 5.02 hereto. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated August 26, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: August 27, 2020	/s/ Claus Toftegaard
Claus Toftegaard
Chief Financial Officer